Exhibit 10.36

SUBSCRIPTION, SALE AND PURCHASE AGREEMENT

This Subscription, Sale and Purchase Agreement, dated as of May 4, 2012, is made and entered into by and between NxStage Medical, Inc., a Delaware corporation (the “Company”), and Asahi Kasei Medical Co., Ltd. (formerly known as Asahi Kasei Kuraray Medical Co., Ltd.), a corporation organized and existing under the laws of Japan (the “Purchaser”). The Company and the Purchaser are collectively referred to as the “parties.”

WHEREAS, the parties have entered into that certain Term Loan and Security Agreement dated as of June 5, 2009, as amended by that certain Amendment to Term Loan and Security Agreement dated as of March 10, 2010 (as amended, the “Term Loan Agreement”); and

WHEREAS, the Company desires to prepay in full all principal and interest outstanding under its term loan pursuant to the Term Loan Agreement, without penalty, through the issuance of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Purchaser agree as follows:

1. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 hereof) the Purchaser agrees to purchase, and the Company agrees to issue and sell to the Purchaser, 2,456,246 shares of Common Stock (the “Shares”), representing 2,172,733 shares in payment of principal under the Term Loan Agreement and 283,513 shares in payment of interest accrued under the Term Loan Agreement through the Closing Date, of which 2,427,895 Shares are to be delivered to the Purchaser at Closing pursuant to the terms of this Agreement (the “Closing Shares”) and 28,351 Shares representing interest being withheld by the Company shall be retained by the Company and amounts attributable thereto applied in satisfaction of the Company’s obligation to pay the Withholding Tax Amount under Section 10.5 below.

2.The Closing.

2.1 Closing. The closing (the “Closing”) of the sale and purchase of the Shares under this Agreement will take place at the offices of the Company, 439 South Union Street, 5th Floor, Lawrence, Massachusetts at 9:00 a.m. on May 4, 2012, or at such other time, date and place as are mutually agreed by the Company and the Purchaser. The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2 Transactions to be Effected at the Closing. At the Closing, (i) the Company will deliver to the Purchaser (a) a certificate registered in the name of the Purchaser representing the Closing Shares, and (b) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to this Agreement; and (ii) the Purchaser will deliver to the Company (y) as consideration for the Shares, a Cancellation Letter (as defined in Section 7.2 hereof) canceling the obligations under the Term Loan Agreement and (z) all other documents, instruments or certificates required to be delivered by the Purchaser at or prior to the Closing pursuant to this Agreement. The Shares, as evidenced by delivery of the Closing Shares to the Purchaser and the covenant of the Company to make payment of the Withholding Tax Amount, shall be deemed payment in full of the obligations of the Company to pay principal and interest under the Term Loan Agreement and the Note.

3. Representations of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

3.1 Subsidiaries. The only subsidiaries of the Company are those listed on Schedule 3.1 hereto (“Subsidiaries”). Except as indicated on Schedule 3.1 hereto, the Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance (“Liens”).

3.2 Organization and Good Standing. The Company and each of its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power to own, lease and operate its properties and to carry on its business as currently conducted, and (iii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except as would not have a Material Adverse Effect.

3.3 Charter and By-laws. The Company has made available to the Purchaser true, correct and complete copies of the Company’s Restated Certificate of Incorporation and By-laws, each as in effect on the date hereof. Neither the Company nor any material Subsidiary is in violation of its certificate or articles of incorporation and bylaws or other organizational or charter documents.

3.4 Valid Issuance of Common Stock. When issued, sold and delivered in accordance with the terms of this Agreement in consideration for cancellation of the obligations under the Term Loan Agreement pursuant to the Cancellation Letter in accordance with the terms of this Agreement, the Closing Shares will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Liens and restrictions on transfer other than restrictions imposed or created under this Agreement, by applicable law or by the Purchaser and, assuming the accuracy of the representations of the Purchaser in this Agreement, will be issued in compliance in all material respects with applicable U.S. federal securities laws. Upon sale of the Closing Shares to Purchaser in accordance with the terms of this Agreement, Purchaser will receive valid title to the Closing Shares, free and clear of all Liens.

3.5 Capitalization. The authorized capital stock of the Company, as of April 30, 2012, consists of 100,000,000 shares of Common Stock, of which 56,198,753 shares are issued and outstanding and 5,000,000 shares of blank check Preferred Stock, $0.001 par value per share, none of which have been designated. Options to purchase an aggregate of 5,099,093 shares of Common Stock were outstanding as of April 30, 2012. Except as set forth herein and in the Company SEC Documents (as defined in Section 3.9 hereof), there are no outstanding rights (including conversion rights or preemptive rights and rights of first refusal), options, warrants, instruments, or other agreements or instruments of any kind to which the Company is a party for the purchase or acquisition from the Company of any securities of the Company.

3.6 No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other similar understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis or materially and adversely impair the Company’s ability to perform its obligations under this Agreement or the Registration Rights Agreement (a “Material Adverse Effect”), or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary are bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

3.7 No Consents. No authorization or order of, registration, declaration or filing with, or notice to, any governmental entity or other person is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as may be required under the antitrust and competition laws of all jurisdictions other than those of the United States, and as may be required by the NASDAQ Stock Market.

3.8 Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body, or (iii) to the knowledge of the executive officers of the Company (which, for the avoidance of doubt, includes the functional heads of the Company responsible for regulatory, quality, intellectual property and legal matters, the “Executive Officers”), neither the Company nor any Subsidiary is in violation of any statute, rule or regulation of any governmental authority.

3.9 Financial Statements and SEC Filings. Since January 1, 2012, the Company has filed all reports, schedules, forms, financial statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the

Securities and Exchange Commission (the “SEC”) by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the “Company SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such Company SEC Documents prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. At the time they were filed with the SEC, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Company SEC Documents, as amended, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly presented in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.10 NASDAQ Listing. As of the date hereof, the Common Stock is listed on the NASDAQ Global Select Market, the Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from the NASDAQ Global Select Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Global Select Market and the Company has not received any notification that the NASDAQ Global Select Market is contemplating terminating such listing. The Company is in compliance with all such listing and maintenance requirements.

3.11 Registration Rights. Other than pursuant to the Registration Rights Agreement or as set forth on Schedule 3.11 hereto, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived.

3.12 No Material Adverse Change; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the latest audited financial statements included within the Company SEC Documents, except as disclosed in the Company SEC Documents, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had, or that would reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iii) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans, (iv) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles or required to be disclosed in filings made with the SEC, and (v) the Company has not altered its method of accounting or changed its auditors. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor do the Executive Officers have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.12, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.13 hereof), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due and payable, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts become due and payable or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.13 Corporate Power/Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement (as defined in Section 6.5 hereof) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. This Agreement and the Registration Rights Agreement have been (or upon delivery will be) duly executed by the Company and are, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

3.14 Form S-3 Eligibility. As of the date hereof, the Company has a shelf Registration Statement on Form S-3 that has been declared effective by the United States Securities and Exchange Commission, and with the filing of a suitable prospectus supplement the Closing Shares can be made eligible for resale by the Purchaser using such Form S-3.

3.15 No General Solicitation. Neither the Company nor any person acting on its behalf have engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

3.16 Brokers’ Fees. The Company has no liability or obligations to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.17 Private Placement; Investment Company; Real Property Holding Corporation. Neither the Company nor any of its affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the NASDAQ Global Select Market. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, the sale and issuance of the Shares hereunder does not contravene the rules and regulations of the NASDAQ Global Select Market. The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company hereunder and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended. The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.18 Sarbanes-Oxley Act. The Company is in material compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

3.19 Absence of Litigation. Except for the Gambro litigation specifically identified in the Legal Proceedings items of the Company SEC Documents, there is no action, suit or proceeding, or governmental inquiry or investigation or proceeding, pending, or, to the best knowledge of the Executive Officers, any basis therefor or threat thereof, against the Company or any subsidiary of the Company, which would be reasonably likely to have a Material Adverse Effect. For the avoidance of doubt, the identification the Gambro litigation as an exception to the foregoing sentence by virtue of it being identified in the Legal Proceedings item of a Company SEC Document, shall not be deemed an admission that such matter is material to the Company or that it would be reasonably likely to have a Material Adverse Effect.

3.20 Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of Liens and defects except such as are described in the Company SEC Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property, buildings and vehicles held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property, buildings and vehicles by the Company and its Subsidiaries.

3.21Environmental Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, in each case having the effect or force of law.

3.22 Intellectual Property Rights. Except as described in the Company SEC Documents or except where the failure of any of the following representations to be true would not reasonably be expected to have a Material Adverse Effect: (i) to the knowledge of the Executive Officers, the Company and its Subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, including (trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary or used in connection with the conduct of their business as currently conducted (but not including any projects currently in development) and in the manner set forth in the Company SEC Documents (collectively, the “Company Intellectual Property”); (ii) to the knowledge of the Executive Officers, none of the Company Intellectual Property owned by the Company or its Subsidiaries is invalid or unenforceable and neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (iii) the Company and its Subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Company SEC Documents which is not so described; (v) neither the Company nor any of its Subsidiaries has received any notice of a claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its Subsidiaries; (vi) to the knowledge of the Executive Officers, it and its Subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its Subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (vii) the Company is not aware of any suit or other proceeding pending against the Company or any of its Subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its Subsidiaries or another person has breached any such agreement.

3.23 Regulatory Permits. The Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted and described in the Company SEC Documents (“Material Permits”), except where the failure to possess such permits does not have, or would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

3.24 Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged.

3.25 Internal Accounting and Disclosure Controls. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate control over financial reporting to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s general or specific authorization, (iv) the reporting of the assets of the Company is compared with the existing assets of the Company at reasonable intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

3.26 Tax Status. The Company and each Subsidiary (i) has made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, subject to any available extension, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.27 Product Regulatory Matters

(a) The Company has complied and is complying, in each case in all material respects, with all applicable laws with respect to the conduct of its business, and the products that it tests, manufactures, packages, labels, markets, sells, or distributes (“Products”), including, without limitation: (i) the Federal Food, Drug, and Cosmetic Act and comparable laws in other countries applicable to the Products; (ii) any applicable Food and Drug Administration (“FDA”) investigational device exemption, premarket approval or 510(k) clearance; (iii) relevant state laws and regulations; and (v) the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), and all of the regulations promulgated under all such statutes.

(b) Except as disclosed in the Company SEC Documents, there are not presently pending, nor, to knowledge of the Executive Officers, threatened, any material civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, or other communications relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product, or alleging that any Product is otherwise unsafe or ineffective for its intended use.

(c) Except as previously disclosed to the Purchaser by the Company, there have been no Recalls (as hereinafter defined) since January 1, 2007. The term “Recall” means the voluntary or mandated removal or correction of a Product marketed by the Company that qualifies as a Class I or Class II recall, as those terms are defined under 21 C.F.R. § 7.3, or is required to be reported to the FDA under 21 C.F.R. § 806.10.

3.28 Anti-corruption; Money Laundering.

(a) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Executive Officers , any other person associated with or acting on behalf of the Company or any of its subsidiaries, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (D) taken any action that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith.

(b) None of the Company, any of its Subsidiaries or, to the knowledge of the Executive Officers, any director, officer, agent, affiliate or employee of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Corporate Power/Authorization. The Purchaser has all requisite corporate power and authority and has taken all necessary corporate action to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

4.2 No Current Ownership in the Company. The Purchaser does not own of record or beneficially own (as defined in Rule 13d-3 of the Exchange Act) any voting securities of the Company, or any securities convertible or exercisable for any such voting securities.

4.3 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares. The Purchaser has no current agreement, arrangement, undertaking, obligation or commitment providing for the disposition of the Shares and has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the Shares.

4.4 Disclosure of Information. The Purchaser has received all the information that it considers necessary or appropriate for deciding whether to enter into this Agreement and to acquire the Shares. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

4.5 Investment Experience. The Purchaser acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

4.6 Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

4.7 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Closing Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions.

4.8 Brokers’ Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.9 Foreign Investor. The Purchaser has satisfied itself as to the full observance of the laws of Japan in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements of Japan for the purchase of the Shares, (ii) any Japanese foreign exchange restrictions applicable to such purchase, and (iii) any Japanese governmental or other consents that may need to be obtained. The Purchaser’s subscription and payment for and purchase of the Shares does not violate any applicable securities or other laws of Japan.

5. Conditions to the Obligations of the Company and the Purchaser. The respective obligations of the Company and the Purchaser to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction of the following condition:

5.1 Qualifications. All authorizations, approvals or permits, if any, of any governmental entity that are required as of the Closing Date in connection with the issuance and sale of the Shares to the Purchaser pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

5.2 No Governmental Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any governmental entity and shall be pending.

6. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing:

6.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

6.2 Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required under this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

6.3 No Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

6.4 No Suspensions of Trading on Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or the NASDAQ Global Select Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on the NASDAQ Global Select Market.

6.5 Registration Rights Agreement. The Company shall have entered into a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act with respect to the Closing Shares.

6.6 Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Secretary of the Company dated the Closing Date and certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereunder and thereunder, and that all such resolutions are in full force and effect and there are no actions of the Board of Directors amending, modifying, rescinding, revoking or limiting such resolutions.

6.7 Opinion. The Purchaser shall have received the opinion of Hogan Lovells US LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

7. Conditions to the Obligations of the Company. The obligations of the Company under Section 1 of this Agreement are subject to fulfillment of the following conditions on or before the Closing:

7.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

7.2 Loan Repayment. Concurrently with the delivery of the Closing Shares to the Purchaser, the Purchaser shall deliver to the Company, in a form reasonably satisfactory to the Company, (a) appropriately completed UCC termination statements terminating all financing statements naming the Purchaser as secured party and which cover any property of the Borrowers, (b) the original Note stamped cancelled, as well as any collateral in the possession of Purchaser as security pursuant to the Term Loan Agreement, and (c) a written agreement (the “Cancellation Letter”) pursuant to which the Purchaser will (i) acknowledge (A) receipt of the Shares, (B) that the Obligations of the Borrowers have been satisfied in full and the Borrowers are fully released from any further Obligations, (C) that all Liens and other security interests created pursuant to the Term Loan Agreement or any other Security Document (“Purchaser Liens”) are fully released and discharged, (D) that the Guarantee Obligations have been satisfied in full and the Guarantors are fully released from any further Guarantee Obligations, and (E) that the Financing Documents and Security Documents are terminated and of no further force or effect (except for Section 2.5 and Section 10 of the Term Loan Agreement, which shall survive), (ii) covenant and agree that the Purchaser will (A) deliver to the Company such other Lien release documents as the Company may deem necessary or useful to terminate (or terminate of record) all Purchaser Liens, and (B) take all such further actions and execute, acknowledge and deliver all such further documents as the Company may deem necessary or useful in carrying out the foregoing purposes, and (iii) authorize the Company to file UCC termination statements relating to any Purchaser Liens should the Purchaser fail to promptly do so. Capitalized terms used in this Section 7.2 and not otherwise defined in this Agreement shall have the meaning set forth in the Term Loan Agreement.

8. Limitations on Transfer and Trading.

8.1 Restricted Shares. “Restricted Shares” means (a) the Closing Shares and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(b)(1) under the Securities Act.

8.2 Requirements for Transfer. The Purchaser acknowledges and agrees that the Restricted Shares shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

8.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Securities Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The Purchaser acknowledges and agrees that the Company, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing any Restricted Shares in order to facilitate the transfer restrictions referred to in Section 8.2. The Company shall remove the legend from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(b)(1) under the Securities Act; are sold pursuant to Rule 144; or are sold pursuant to an effective registration statement under the Securities Act.

9. [Intentionally omitted].

10. Additional Covenants

10.1 Furnishing of Information. Until the date that the Purchaser may sell all of its Closing Shares under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

10.2 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the NASDAQ Global Select Market.

10.3 Listing Requirements. As soon as reasonably practical following the Closing, the Company shall take all actions necessary to ensure that the Common Stock issued pursuant to this Agreement is listed on the NASDAQ Global Select Market.

10.4 Public Announcement. Each of the Purchaser and the Company will hold the existence, terms and conditions of the transactions contemplated by this Agreement in confidence and not to disclose the same to any other person until such time as the Company publicly announces the offering, which will be pursuant to a press release to be mutually agreed upon by the parties.

10.5 Withholding Tax Amount. The Company shall timely pay an amount in cash equal to $521,948 on account of required U.S. withholding tax with respect to accrued and unpaid interest on the Note (the “Withholding Tax Amount”) to the United States Treasury in accordance with the Internal Revenue Code of 1986, as amended (the “Code”). The Company shall deliver to the Purchaser the original or a certified copy of the receipt issued by the U.S. Treasury evidencing such payment, a copy of any return required by the Code to report such payment or other evidence of such payment reasonably satisfactory to the Purchaser.

11. Miscellaneous.

11.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party, except that the Purchaser is permitted to transfer any Common Stock owned by it or this Agreement, the Registration Rights Agreement and any other related agreements, and any or all of its right, title and interest therein, to any of its majority owned subsidiaries, in whole or in part, and any such transferee shall have all rights and privileges of the Purchaser so transferred under such agreements or in respect of such Common Stock.

11.2 Survival. All representations and warranties of the Company in this Agreement and in any certificates delivered by the Company at Closing shall survive until the Closing, other than the representations and warranties contained in Sections 3.4 and 3.5, which shall survive indefinitely.

11.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11.4 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

11.6 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 439 South Union Street, 5th Floor, Lawrence, MA 01843, Attention: President, with a copy to the General Counsel, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with copies to Michael Silver and William Intner, Hogan Lovells US LLP, 100 International Drive, Baltimore, MD 21202; and

If to the Purchaser, at 1-105, Kanda Jinbocho, Chiyoda-ku Tokyo 101-8101, Japan, Attention: President, with a copy to the General Manager, Corporate Planning and Coordination Division, and an additional copy to the General Manager, Legal Division, or at such other address or addresses as may have been furnished in writing by the Purchaser to the Company, with a copy to Alan J. Neuwirth and Bradley K. Edmister, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178.

Either party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the other party. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 11.6.

11.7 Indemnification. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, employees, or representatives is responsible.

11.8 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

11.9 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser.

11.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. The delivery of a signature page of this Agreement by one party to the other party via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

11.11 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

11.12 Legal Fees and Expenses. Each of the parties to this Agreement will bear its own legal fees and other expenses with respect to the negotiation of and entry into this Agreement and the transactions contemplated by this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied by any United States Federal, State or local governmental entity in connection with the sale and issuance of the Shares.

[Remainder of page intentionally left blank]

Executed as of the date first written above.

THE COMPANY:

NXSTAGE MEDICAL, INC.

By:	/s/ Jeffrey H. Burbank
Name: Jeffrey H. Burbank
Title: Chief Executive Officer

THE PURCHASER:

ASAHI KASEI MEDICAL CO., LTD.

By:	/s/ Yutaka Shibata
Name: Yutaka Shibata
Title: President

[Signature Page to Subscription, Sale and Purchase Agreement]

Schedule 3.1

Subsidiaries

Name	Jurisdiction of Incorporation

EIR Medical, Inc. (100% owned by NxStage Medical, Inc.)	Massachusetts

NxStage Verwaltungs GmbH (100% owned by EIR Medical, Inc.)	Germany

NxStage GmbH & Co. KG (100% of limited partnership interests owned by EIR Medical, Inc.; 100% of general partnership interests owned by NxStage Verwaltungs GmbH)	Germany

Medisystems Corporation (100% owned by NxStage Medical, Inc.)	Washington

Medisystems Services Corporation (100% owned by NxStage Medical, Inc.)	Nevada

Medimexico s. de R.L. de C.V. (100% owned by NxStage Medical, Inc.)	Mexico

Medisystems Europe S.p.A (100% owned by NxStage Medical, Inc.)	Italy

NxStage Medical UK Limited (100% owned by NxStage Medical Inc.)	United Kingdom

Schedule 3.11

Registration Rights

The Company has granted registration rights to DaVita Inc. pursuant to the Registration Rights Agreement dated as of July 22, 2010, by and between the Company and DaVita Inc.

The Company has granted registration rights to David S. Utterberg pursuant to the Investor Rights Agreement dated as of June 30, 1999, as amended on January 24, 2000, May 24, 2001, April 15, 2003, August 18, 2004, December 23, 2004 and July 8, 2005, by and among the Company and the Investors named therein.